THE TIMKEN COMPANY


                              and


                       MELLON BANK, N.A.

                           as Trustee


                  FIRST SUPPLEMENTAL INDENTURE


                   Dated as of July 24, 1996

          THIS FIRST SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), dated as of July 24, 1996, between THE TIMKEN COMPANY, an Ohio corporation (the "Issuer"), and MELLON BANK, N.A., a national banking association organized under the laws of the United States of America (the "Trustee").

                          WITNESSETH;

          WHEREAS, Issuer and Society Trust Company of New York
("Society"), formerly known as Ameritrust Company of New York entered into that certain Indenture, dated as of July 1, 1990
(the "Indenture");

          WHEREAS, Issuer, Society and Trustee entered into that certain Agreement of Resignation, Appointment and Acceptance, dated as of July 3, 1996, whereby Trustee was appointed as successor to Society under the Indenture;

          WHEREAS, capitalized terms used herein and not otherwise defined herein are used herein as defined in the Indenture;

          WHEREAS, the amendments to the Indenture as hereinafter set forth are such as are permitted under Section 8.1 of the Indenture;

          NOW, THEREFORE:

          The Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities and of the Coupons, if any, appertaining thereto as follows:

          1. Section 2.3. Section 2.3(9) appearing on page 11 of the Indenture is hereby amended in its entirety to read as follows:

     "if other than denominations of $1,000 and any integral multiple of $1,000 in excess thereof in the case of Registered Securities, the denominations in which Securities of the series shall be issuable."

          2. Section 2.7 The first paragraph of Section 2.7 appearing on page 15 of the Indenture is hereby amended in its entirety to read as follows;

          "SECTION 2.7 Denomination and Date of Securities; Payments of Interest. The Securities of each series shall be issuable as Registered Securities or Unregistered Securities in denominations established as contemplated by Section 2.3 or, with respect to the Registered Securities of any series, if not so established, in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. If denominations of Unregistered Securities of any series are not so established such Securities shall be issuable in denominations of $1,000 and any integral multiple in excess thereof. The Securities of each series shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the officers of the Issuer executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof.

          3. Exhibits A and B to the Indenture are hereby deleted in their entirety and replaced by, respectively, Exhibits
A and B attached hereto.


          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of July 24, 1996.

                              THE TIMKEN COMPANY


                              By:/s/ Gene Little
                                 Title:


                              MELLON BANK, N.A.


                              By:/s/ Clive Nagy
                                 Title:

REGISTERED
NO. FXR                                                 Exhibit A



                      AMENDED AND RESTATED
                    FORM OF FIXED RATE NOTE

                       THE TIMKEN COMPANY
                   MEDIUM-TERM NOTE, SERIES A


     IF APPLICABLE, THE "TOTAL AMOUNT OF OID," "ORIGINAL YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) SET FORTH BELOW HAS BEEN COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.



GLOBAL MEDIUM-TERM NOTE,
SERIES A:   YES ____   NO ____

If this Note is designated as a Global Medium-Term Note, Series
A, the following shall apply:


          Unless this Certificate is presented by an authorized representative of The Depositary Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC and any payment is made to Cede & Co. or such other entity as requested by an authorized representative of DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.


Original Issue     Initial Redemption     Interest Rate:           Maturity
Date:              Date:                                           Date:

Interest Accrual   Initial Redemption     Interest Payment Dates:
Date:              Percentage:              February 15
                                            August 15

Total Amount of    Annual Redemption      Applicability of         Specified
OID:               Percentage Reduction:  Modified Payment         Currenty:
                                          Upon Acceleration:

Original Yield     Optional Repayment     If yes, state Issue
To Maturity:       Date(s):               Price:

Initial Accrual
Period OID:

TRUSTEE'S CERTIFICATE
OF AUTHENTICATION


This is one of the Notes referred
to in the within-mentioned Indenture.



MELLON BANK, N.A.,
    as Trustee



BY:______________________
   Authorized Signer

                       THE TIMKEN COMPANY

                  Medium-Term Fixed Rate Notes

          The Timken Company, an Ohio corporation, (the "Issuer") for value received, hereby promises to pay to or registered assignees, the principal sum of

, on the Maturity Date specified above (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon at the Interest Rate per annum specified above from the Original Issue Date specified above until the principal hereof is paid or duly made available for payment (except as provided below), semiannually in arrears on the fifteenth day of February and August in each year commencing on the Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date (or any redemption or repayment date); provided, however, that if the Original Issue Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Original Issue Date to the registered Holder of this Note on the Record Date with respect to such second Interest Payment Date.

          Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Original Issue Date, until the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to an Interest Payment Date (whether or not a Business Day) (the "Record Date"); provided, however, that interest payable on the Maturity Date (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day that is not a Saturday or Sunday and that in The City of New York is not a day on which banking institutions are authorized or obligated by law to close and (i) with respect to Notes denominated in a Specified Currency other than U.S. dollars or European Currency Units ("ECUs") in the capital city of the country of the Specified Currency and (ii) with respect to Notes denominated in ECUs, in Brussels, Belgium.

          Payment of the principal of this Note and interest due at the Maturity Date (or any redemption or repayment date) will be made in immediately available funds upon surrender of this Note at the office or agency of the Trustee as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other office or agency as the Issuer may determine, by wire transfer, if appropriate instructions therefor have been received at least 15 Business Days prior to the date of the related payment; otherwise such payment shall be made by check. Payment of the principal of and interest on this Note will be made in such coin or currency of the United States of America or in a Specified Currency other than U.S. dollars as indicated herein as at the time of payment is legal tender for payment of public and private debts; provided, however, that U.S. dollar payments of interest, other than interest due at maturity or any date of redemption or repayment, will be made by United States dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Note register. A Holder of U.S. $10,000,000 or more in aggregate principal amount of Notes having the same Interest Payment Date will be entitled to receive payments of interest, other than interest due at maturity or any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions in writing have been received by the Trustee not less than 15 calendar days prior to the applicable Interest Payment Date. Payments of interest on Notes in a Specified Currency other than U.S. dollars will be made by wire transfer of immediately available funds to an account maintained, by the Holder with a bank located outside the United States and the Holder of such Notes shall provide the Trustee with the appropriate wire transfer instructions.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed under its corporate seal.


DATED:                        THE TIMKEN COMPANY



                              By:________________________
                              Title:

          This Note is one of a duly authorized issue of Medium-Term Notes, Series A having maturities from nine months to 30 years from the date of issue (the "Notes") of the Issuer. The Notes are issuable under an Indenture, dated as of July l, 1990 (herein called the "Indenture") between the Issuer and Mellon Bank, N.A. (as successor to Ameritrust Company of New York), as Trustee (herein called the "Trustee,"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith the terms of the Indenture are hereby incorporated by reference herein.

          If no Initial Redemption Date is specified on the face hereof, this Note may not be redeemed prior to the Maturity Date. If so indicated on the face of this Note, this Note may be redeemed at the option of the Issuer, on or after the Initial Redemption Date, if any, specified on the face hereof, together with interest accrued and unpaid thereon to the date of redemption (except as provided below). Notice of redemption shall be mailed to the registered Holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date of redemption, subject to all the conditions and provisions of the Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          The "Redemption Price" shall initially be the Initial Redemption Percentage, specified on the face hereof, of the principal amount of this Note to be redeemed and, if not 100% of such principal amount, shall decline on each anniversary of the Initial Redemption Date, specified on the face hereof, by the Annual Redemption Percentage Reduction, if any, specified on the face hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

          If no Option Repayment Date(s) is set forth on the face hereof, this Note may not be repaid prior to the Maturity Date. If so indicated on the face of this Note, this Note may be subject to repayment at the option of the Holder on the Optional Repayment Date(s) specified on the face hereof, together with interest accrued and unpaid thereon to the date of repayment (except as provided below). For this Note to be repaid in whole or in part at the option of the Holder hereof, the Trustee must receive not less than 30 or more than 45 days prior to the Optional Repayment Date (i) the Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth the name of the Holder of this Note, the principal amount hereof, the certificate number of this Note or a description of the Note's tenor or terms, the principal amount hereof to be prepaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note to be prepaid with the form entitled "Option to Elect Repayment" below duly completed will be received by the Trustee no later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and this Note and form duly completed are received by the Trustee by such fifth Business Day. Exercise of such repayment option shall be irrevocable. Such option may be exercised by the Holder for less than the entire principal amount provided that the principal amount remaining Outstanding after repayment is at least $100,000 or any larger amount that is an integral multiple of $1,000. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the portion hereof that is not repaid shall be issued in the name of the Holder hereof upon the cancellation hereof.

          Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or Maturity Date (or earlier redemption or repayment date), as the case may be. Interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

          In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or the redemption or repayment date), and no interest shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or the redemption or repayment date) to such next succeeding Business Day.

          This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer, and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer.

          This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded down to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in New York City for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance; provided, however, in the case of ECUs, the Market Exchange Rate shall be the rate of exchange determined by the Commission of the European Communities (or any successor thereto) as published in the Official Journal of the European Communities, or any successor publication, on the Business Day immediately preceding the date of issuance.

          The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered Holder hereof in person or by the Holder's attorney duly authorized in writing, and thereupon the Trustee will issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and for a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part,
(ii) to register the transfer of or exchange any Note if the Holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered Holder in person or by the Holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

          In case any Notes shall at any time become mutilated, defaced or be destroyed, lost or stolen and such Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, a new Note of like tenor will be issued by the Issuer in exchange for the Note so mutilated or deface, or in lieu of the Note so destroyed or lost or stolen, but, in the case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Trustee and the Issuer that such Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

          The Indenture provides that, (a) if an Event of Default (as defined in the Indenture) due to the default in payment of principal of or interest on any series of Securities issued under the Indenture, including the series of Medium-Term Notes, Series A of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the Securities of such series but not applicable to all Outstanding Securities issued under the Indenture shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in principal amount of the Securities of each affected series (each such series voting as a separate class) may then declare the principal of all Securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Indenture applicable to all Outstanding Securities issued thereunder, including this Note, or due to certain events of bankruptcy, insolvency or reorganization of the Issuer, shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in principal amount of all Securities issued under the Indenture then Outstanding (treated as one class) may declare the principal of all such Securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal or interest on such Securities) by the Holders of a majority in principal amount of the Securities of all affected series then Outstanding.

          If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Original Issue Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration).

          The Indenture permits the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of each series issued under the Indenture then Outstanding and affected, to execute supplemental indentures adding any provisions to or modifying in any manner the rights of the Holders of each series so affected; provided that the Issuer and the Trustee shall not, without the consent of the Holder of each Outstanding Security affected thereby, (a) extend the final maturity of any such security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or impair or affect the rights of any Holder to institute suit for the payment thereof without the consent of the Holder of each Security so affected; or (b) reduce the aforesaid percentage in principal amount of Securities the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security so affected.

          Except as set forth below, if the principal of, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the Holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date. Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default.

          If payment in respect of a Note is required to be made in ECUs and ECUs are unavailable due to the imposition of exchange controls or other circumstances beyond the Issuer's control or are no longer used in the European Monetary System, then all payments in respect of this Note shall be made in U.S. dollars until ECUs are again available or so used. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such payment is due.

          The equivalent of the ECU in U.S. dollars as of any date (the "Day of Valuation") shall be determined by the Issuer or its agent on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Issuer or such agent on the basis of the most recently available Market Exchange Rates for such Components.

          If the official unit of any Component is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more Components are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any Component is divided into two or more currencies, the amount of the original component currency shall be replaced by the amounts of such two or more currencies, each of which shall be equal to the amount of the original component currency separated into the number of currencies into which such original currency was divided.

          All determinations referred to above made by the Issuer or its agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and binding on Holders of Notes.

          So long as this Note shall be Outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

          With respect to moneys paid by the Issuer and held by the Trustee for the payment of the principal of or interest on any Notes, that remain unclaimed at the end of two years after such principal or interest shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee shall notify the Holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest on this Note as the same shall become due.

          No provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered Holder of this Note.

          Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

          No recourse shall be had for the payment of the principal of or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

          All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                           ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM-as tenants in common
          TEN ENT-as tenants by the entireties
               JT TEN-as joint tenants with right of survivorship
                    and not as tenants in common

          UNIFORM GIFT MIN
          ACT - ..................Custodian....................
                    (Cust)           (Minor)

               Under Uniform Gifts to Minors Act...................
                                                     (State)

          Additional abbreviations may also be used though not in the above list.

                    _______________________

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OR ASSIGNEE]

________________________________________!

________________________________________!


[PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE,
     OF ASSIGNEE]


the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such


Note on the books of the Issuer, with full power of substitution in the premises.

Dated:___________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                   OPTION TO ELECT REPAYMENT


          The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion hereof specified below) pursuant to its terms at a price equal to the applicable Repayment Price thereof together with interest to the Repayment Date, to the undersigned at






                   (Please print or typewrite
              name and address of the undersigned)


          If less than the entire principal amount of the within
Note is to be repaid, specify the portion thereof which the Holder elects to have repaid ____________________; and specify the denomination or denominations (which shall be in authorized denominations) of the Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):



Dated:__________________      ___________________________________
                                                    (Signature)

                                                        Exhibit B


                      AMENDED AND RESTATED
                   FORM OF FLOATING RATE NOTE
REGISTERED
No. FLR

                       THE TIMKEN COMPANY
                   MEDIUM-TERM NOTE, SERIES A
                        (Floating Rate)

GLOBAL MEDIUM-TERM NOTE,
SERIES A:  YES ___  NO ___

If this Note is designated as a Global Medium-Term Note, Series A, the following shall apply:

          Unless this certificate is presented by an authorized representative of The Depository Trust Company to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.


BASE RATE:             ORIGINAL ISSUE DATE:      MATURITY DATE:
INDEX MATURITY:        INTEREST ACCRUAL DATE:    INTEREST PAYMENT PERIOD:
SPREAD (PLUS OR        INITIAL INTEREST RATE:    INTEREST PAYMENT
MINUS):                                          DATE(S):
ALTERNATE RATE EVENT   INITIAL INTEREST RESET    INTEREST RESET PERIOD:
SPREAD:                DATE:
SPREAD MULTIPLIER:     MAXIMUM INTEREST RATE:    INTEREST RESET DATE(S):
OPTIONAL REPAYMENT     MINIMUM INTEREST RATE:    CALCULATION AGENT:
DATE(S):
                       INITIAL REDEMPTION DATE:  SPECIFIED CURRENCY:
                       INITIAL REDEMPTION
                       PERCENTAGE:
                       ANNUAL REDEMPTION
                       PERCENTAGE REDUCTION:

TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

     This is one of the Notes
referred to in the within-mentioned
Indenture.

MELLON BANK, N.A.,
as Trustee


By   ___________________
     Authorized Signer

          The Timken Company, an Ohio corporation (the "Issuer"), for value received, hereby promises to pay to







, or registered assignees, the principal sum of

on the Maturity Date specified above (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon, from the Original Issue Date specified above at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above, and thereafter at a rate per annum determined in accordance with the provisions specified on the reverse hereof until the principal hereof is paid or duly made available for payment. The Issuer will pay interest in arrears monthly, quarterly, semiannually or annually as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date (or any redemption or repayment date); provided, however, that if the Original Issue Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Original Issue Date to the registered Holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if an Interest Payment Date or the Maturity Date or redemption or repayment date would fall on a day that is not a Business Day, as defined on the reverse hereof, such Interest Payment Date, Maturity Date or redemption or repayment date shall be the following day that is a Business Day, except that, in the case of a LIBOR Note, if such next Business Day falls in the next calendar month, the Interest Payment Date, Maturity Date or redemption or repayment date shall be the immediately preceding day that is a Business Day.

          Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Original Issue Date or, if the Interest Reset Period specified above is daily or weekly, from, and including, the date hereof (if no interest has been paid on this Note) or from, and excluding, the last date in respect of which interest has been paid or duly provided for, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to an Interest Payment Date (whether or not a Business Day) (the "Record Date"); provided, however, that interest payable on the Maturity Date (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable.

          Payment of the principal of this Note and interest due hereon at the Maturity Date (or any redemption or repayment date) will be made in immediately available funds upon surrender of this Note at the office or agency of the Trustee, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other office or agency as the Issuer may determine, by wire transfer, if appropriate instructions therefor have been received at least 15 Business Days prior to the date of the related payment; otherwise such payment shall be made by check. Payment of the principal of and interest on this Note will be made in such coin or currency of the United States of America or in a Specified Currency other than U.S. dollars as indicated herein as at the time of payment is legal tender for payment of public and private debts; provided, however, that U.S. dollar payments of interest, other than interest due at maturity or any date of redemption or repayment, will be made by United States dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A Holder of U.S. $10,000,000 or more in aggregate principal amount of Notes having the same Interest Payment Date will be entitled to receive payments of interest, other than interest due at maturity or any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions in writing have been received by the Trustee not less than 15 calendar days prior to the applicable Interest Payment Date. Payments of interest on Notes in a Specified Currency other than U.S. dollars will be made by wire transfer of immediately available funds to an account maintained by the Holder with a bank located outside the United States, and the Holder of such Notes shall provide the Trustee with the appropriate wire transfer instructions.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed under its corporate seal.


DATED:                        THE TIMKEN COMPANY


                              By:________________________
                              Title:

          This Note is one of a duly authorized issue of Medium-Term Notes, Series A having maturities from nine months to 30 years from the date of issue (the "Notes") of the Issuer. The Notes are issuable under an Indenture, dated as of July l, 1990 (herein called the "Indenture") between the Issuer and Mellon Bank, N.A. (as successor to Ameritrust Company of New York), as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

          If no Initial Redemption Date is specified on the face hereof, this Note may not be redeemed prior to the Maturity Date. If so indicated on the face of this Note, this Note may be redeemed at the option of the Issuer, on or after the Initial Redemption Date, if any, specified on the face hereof, together with interest accrued and unpaid thereon to the date of redemption. Notice of redemption shall be mailed to the registered Holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date of redemption, subject to all the conditions and provisions of the Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          The "Redemption Price" shall initially be the Initial Redemption Percentage, specified on the face hereof, of the principal amount of this Note to be redeemed and, if not 100% of such principal amount, shall decline on each anniversary of the Initial Redemption Date, specified on the face hereof, by the Annual Redemption Percentage Reduction, if any, specified on the face hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

          If no Option Repayment Date(s) is set forth on the face hereof, this Note may not be repaid prior to the Maturity Date. If so indicated on the face of this Note, this Note may be subject to repayment at the option of the Holder, on the Optional Repayment Date(s) specified on the face hereof, together with interest accrued and unpaid thereon to the date of repayment.
For this Note to be repaid in whole or in part at the option of the Holder hereof, the Trustee must receive not less than 30 or more than 45 days prior to the Optional Repayment Date (i) the Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth the name of the Holder of this Note, the principal amount hereof, the certificate number of this Note or a description of the Note's tenor or terms, the principal amount hereof to be prepaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note with the form entitled "Option to Elect Repayment" below duly completed will be received by the Trustee no later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and this Note and form duly completed are received by the Trustee by such fifth Business Day. Exercise of such repayment option shall be irrevocable. Such option may be exercised by the Holder for less than the entire principal amount hereof provided that the principal amount remaining Outstanding after repayment is at least $1,000 or any larger amount that is an integral multiple of $1,000. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the portion hereof that is not repaid shall be issued in the name of the Holder hereof upon the cancellation hereof.

          This Note will bear interest at the rate determined in accordance with the applicable provisions below by reference to the Base Rate shown on the face hereof based on the Index Maturity, if any, shown on the face hereof (i) plus or minus the Spread, if any, or (ii) multiplied by the Spread Multiplier, if any, specified on the face hereof. Commencing with the Initial Interest Reset Date specified on the face hereof, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date (as used herein, the term "Interest Reset Date" shall include the Initial Interest Reset Date). The Interest Reset Date(s) will be the Interest Reset Date(s) specified on the face hereof; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date specified on the face hereof will be the Initial Interest Rate, (ii) the interest rate in effect hereon for the 15 days immediately prior to the Maturity Date hereof (or, with respect to any principal amount to be redeemed or repaid, any redemption or repayment date) shall be that in effect on the 15th day preceding the Maturity Date hereof or such date of redemption or repayment, as the case may be, and
(iii) if any Note is issued between a Record Date and the related Interest Payment Date, and such Note has daily or weekly Interest Reset Dates, then notwithstanding the fact that an Interest Reset Date may occur prior to such Interest Payment Date, the Initial Interest Rate set forth on the face hereof shall remain in effect through the first Interest Reset Date occurring on or subsequent to such Interest Payment Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the next preceding Business Day. As used herein, "Business Day" means any day that is not a Saturday or Sunday and that in The City of New York is not a day on which banking institutions are authorized by law to close and (i) with respect to Notes denominated in a Specified Currency other than U.S. dollars or European Currency Units ("ECUs"), in the capital city of the country of the Specified Currency, and (ii) with respect to Notes denominated in ECUs, in Brussels, Belgium.

          The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the CD Rate, Commercial Paper Rate, Federal Funds Rate and Prime Rate will be the second Business Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to LIBOR shall be the second London Banking Day preceding such Interest Reset Date. "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the Treasury Rate shall be the day of the week in which such Interest Reset Date falls on which Treasury bills normally would be auctioned; provided, however, that if as a result of a legal holiday an auction is held on the Friday of the week preceding such Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction shall fall on any Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day following the date of such auction.

          The "Calculation Date" pertaining to any Interest Determination Date will be the earlier of the tenth calendar day after such Interest Determination Date or the next succeeding Record Date after such Interest Determination Date or, if either such day is not a Business Day, the next succeeding Business Day.

          Determination of CD Rate. If the Base Rate specified on the face hereof is the CD Rate, the CD Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate on such date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)"), under the heading "CDs (Secondary Market)," or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified on the face hereof as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Certificates of Deposit." If neither of such rates is published by 3:00 P.M., New York City time, on such Calculation Date, then the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent referred to on the face hereof and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such Interest Determination Date, for certificates of deposit in the denomination of $5,000,000 with a remaining maturity closest to the Index Maturity specified on the face hereof of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable hereon shall be the Initial Interest Rate).

          Determination of Commercial Paper Rate. If the Base Rate specified on the face hereof is the Commercial Paper Rate, the Commercial Paper Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the Money Market Yield (as defined herein) of the rate on such date for commercial paper having the Index Maturity specified on the face hereof, as such rate shall be published in H.15(519) under the heading "Commercial Paper," or if not so published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Commercial Paper Rate shall be the Money Market Yield of the rate on such Interest Determination Date for commercial paper of the Index Maturity specified on the face hereof as published in Composite Quotations under the heading "Commercial Paper." If neither of such rates is published by 3:00 P.M., New York City time, on such Calculation Date, then the Commercial Paper Rate shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Interest Determination Date of three leading dealers in commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the Index Maturity specified on the face hereof, placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers elected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable hereon shall be the Initial Interest
Rate).

          "Money Market Yield" shall be the yield calculated in accordance with the following formula:

         Money Market Yield =     D x 360    x 100
                               ------------
                               360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

          Determination of Federal Funds Rate. If the Base Rate specified on the face hereof is the Federal Funds Rate, the Federal Funds Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)," or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If neither of such rates is published by 3:00 P.M., New York City time, on such Calculation Date, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal funds as of 11:00 A.M., New York City time, on such Interest Determination Date arranged by three leading brokers in Federal funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the same as the Federal Funds Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable hereon shall be the Initial Interest Rate).

          Determination of LIBOR. If the Base Rate specified on the face hereof is LIBOR, LIBOR with respect to this Note shall be determined on each Interest Determination Date as follows:

                    (i)  As of the Interest Determination Date,
          LIBOR will be either: (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following such Interest Determination Date, that appear on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement, the rate for deposits in the Index Currency having the Index maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following such Interest Determination Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest Determination Date. If fewer than two offered rates appear (if "LIBOR Reuters" is specified in the applicable Pricing Supplement) or no rate appears (if "LIBOR Telerate" is specified in the applicable Pricing Supplement) or no rate appears (if "LIBOR Telerate" is specified in the applicable Pricing Supplement), LIBOR in respect of the related Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

                    (ii) With respect to an Interest
          Determination Date on which fewer than two offered rates appear (if "LIBOR Reuters" is specified in the applicable Pricing Supplement) or no rate appears (if "LIBOR Telerate" is specified in the applicable Pricing Supplement), the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following such Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date and in a principal amount of not less than $1,000,000 (or the equivalent in the Index Currency, if the Index Currency is not the U.S. dollar) that is representative of a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M. (or such other time specified in the applicable Pricing Supplement), in the applicable principal financial center for the country of the Index Currency on such Interest Determination Date, by three major banks in such principal financial center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable Pricing Supplement and in a principal amount of not less than $1,000,000 commencing on the second London Banking Day immediately following such Interest Determination Date (or the equivalent in the Index Currency, if the Index Currency is not the U.S. dollar) that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR in effect for the applicable period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the LIBOR Notes for which such LIBOR is being determined shall be the Initial Interest
          Rate).

          Index Currency means the currency (including composite currencies) specified in the applicable Pricing Supplement as the currency for which LIBOR shall be calculated. If no such currency is specified in the applicable Pricing Supplement, the Index Currency shall be U.S. dollars.

          Designated LIBOR Page means either (a) if "LIBOR Reuters" is designated in the applicable Pricing Supplement, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is designated in the applicable Pricing Supplement, the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Index Currency, Page 3750) had been specified.

          Determination of Prime Rate. If the Base Rate specified on the face hereof is the Prime Rate, the Prime Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate set forth in H.15(519) for such date opposite the caption "Bank Prime Loan." If such rate is not yet published by 9:00 A.M., New York City time, on the Calculation Date, the Prime Rate for such Interest Determination Date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen USPRIME1 (as defined below) as such bank's prime rate or base lending rate as in effect for such Interest Determination Date as quoted on the Reuters Screen USPRIME1 on such Interest Determination Date, or, if fewer than four such rates appear on the Reuters Screen USPRIME1 for such Interest Determination Rate, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by at least two of the three major money center banks in The City of New York selected by the Calculation Agent from which quotations are requested. If fewer than two quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least U.S. $500 million and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to quote such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting as set forth above, the "Prime Rate" in effect for the applicable period will be the same as the Prime Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Prime Rate Notes for which such Prime Rate is being determined shall be the Initial Interest Rate). "Reuters Screen USPRIME1" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Services (or such other page as may replace the USPRIME1 on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

          Determination of Treasury Rate. If the Base Rate specified on the face hereof is the Treasury Rate, the Treasury Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate for the auction held on such date of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof, as published in H.15(519) under the heading "Treasury Bills--auction average (investment)," or if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate on such Interest Determination Date (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity specified on the face hereof are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held on such Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate for such Interest Reset Date will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable hereon shall be the Initial Interest Rate).

          Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States Federal law of general application.

          At the request of the Holder hereof, the Calculation
Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate that will become effective as of the next Interest Reset Date.

          Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or Maturity Date (or any redemption or repayment date), as the case may be; provided, however, that if the Interest Reset Period with respect to this Note is daily or weekly, interest payable on any Interest Payment Date, other than interest payable on any date on which principal hereof is payable, will include interest accrued through and including the Record Date next preceding the applicable Interest Payment Date. Accrued interest hereon shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the period for which interest is being paid. The interest factor for each such date shall be computed by dividing the interest rate applicable to such day by 360 if the Base Rate is CD Rate, Commercial Paper Rate, Federal Funds Rate, Prime Rate or LIBOR, as specified on the face hereof, or by the actual number of days in the year if the Base Rate is the Treasury Rate, as specified on the face hereof. All percentages resulting from any calculation of the rate of interest on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (.0000001), with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent (with one-half cent rounded upward). The interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. The interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate).

          This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer.

          This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without Coupons, and, if denominated in U.S. dollars, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded down to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in New York City for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance; provided, however, in the case of ECUs, the Market Exchange Rate shall be the rate of exchange determined by the Commission of the European Communities (or any successor thereto) as published in the Official Journal of the European Communities, or any successor publication, on the Business Day immediately preceding the day of issuance.

          The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered Holder hereof in person or by the Holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions for a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any Note if the Holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered Holder in person or by the Holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

          In case any Notes shall at any time become mutilated, defaced or be destroyed, lost or stolen and such Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, a new Note of like tenor will be issued by the Issuer in exchange for the Note so mutilated, or in lieu of the Note so destroyed or lost or stolen, but, in the case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Trustee and the Issuer that such Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

          The Indenture provides that, (a) if an Event of Default (as defined in such Indenture) due to the default in payment of principal of or interest on any series of Securities issued under the Indenture, including the series of Medium-Term Notes, Series A of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the Securities of such series but not applicable to all Outstanding Securities issued under the Indenture shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in principal amount of the Securities of each affected series (each such series voting as a separate class) may then declare the principal of all Securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Indenture applicable to all Outstanding Securities issued thereunder, including this Note, or due to certain events of bankruptcy, insolvency or reorganization of the Issuer, shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in principal amount of all Securities issued under the Indenture then Outstanding (treated as one class) may declare the principal of all such Securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal or interest on such Securities) by the Holders of a majority in principal amount of the Securities of all affected series then Outstanding.

          The Indenture permits the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of each series issued under the Indenture then Outstanding and affected, to execute supplemental indentures adding any provisions to or modifying in any manner the rights of the Holders of each series so affected; provided that the Issuer and the Trustee shall not, without the consent of the Holder of each Outstanding Security affected thereby, (a) extend the final maturity of any such Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or impair or affect the rights of any Holder to institute suit for the payment thereof without the consent of the Holder of each Security so affected; or (b) reduce the aforesaid percentage in principal amount of Securities the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security so affected.

          Except as set forth below, if the principal of, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the Holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date. Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default.

          If payment in respect of this Note is required to be made in ECUs and ECUs are unavailable due to the imposition of exchange controls or other circumstances beyond the Issuer's control or are no longer used in the European Monetary System, then all payments in respect of this Note shall be made in U.S. dollars until ECUs are again available or so used. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such payment is due.

          The equivalent of the ECU in U.S. dollars as of any date (the "Day of Valuation") shall be determined by the Issuer or its agent on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Issuer or such agent on the basis of the most recently available Market Exchange Rates for such Components.

          If the official unit of any Component is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more Components are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any Component is divided into two or more currencies, the amount of the original component currency shall be replaced by the amounts of such two or more currencies, each of which shall be equal to the amount of the original component currency separated into the number of currencies into which such original currency was divided.

          All determinations referred to above made by the Issuer or its agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and binding on Holders of Notes.

          So long as this Note shall be Outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

          With respect to moneys paid by the Issuer and held by the Trustee for the payment of the principal of or interest on any Notes that remain unclaimed at the end of two years after such principal or interest shall have become due and payable (whether at maturity or upon call for redemption or otherwise),
(i) the Trustee shall notify the Holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest on this Note as the same shall become due.

          No provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered Holder of this Note.

          Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

          No recourse shall be had for the payment of the principal of or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

          All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                         ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM-as tenants in common
          TEN ENT-as tenants by the entireties
               JT TEN-as joint tenants with right of survivorship
                     and not as tenants in common

          UNIF GIFT MIN ACT - ...........Custodian.............
                              (Cust)              (Minor)

               Under Uniform Gifts to Minors Act
          ...................

(State)

          Additional abbreviations may also be used though not in
the above list.
                    _______________________

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE]

-------------------------!
                         !
                         !


[PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE,
     OF ASSIGNEE]


the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such


Note on the books of the Issuer, with full power of substitution in the premises.

Dated:___________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                   OPTION TO ELECT REPAYMENT


          The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion hereof specified below) pursuant to its terms at a price equal to the applicable Repayment Price thereof together with interest to the Repayment Date, to the undersigned at






                   (Please print or typewrite
              name and address of the undersigned)


          If less than the entire principal amount of the within
Note is to be repaid, specify the portion thereof which the Holder elects to have repaid ____________________; and specify the denomination or denominations (which shall be in authorized denominations) of the Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):



Dated:____________________    __________________________________
                                                  (Signature)